EXHIBIT 10.A.26.1

Apple Computer, Inc.
1 Infinite Loop
Cupertino, CA  95014

						May 1, 1997

Dr. Gilbert F. Amelio
Chairman and Chief Executive Officer
Apple Computer, Inc.
1 Infinite Loop
Cupertino, CA  95014

Amendment to Employment Agreement

Dear Dr. Amelio:

		Reference is made to the Employment Agreement, dated February 2, 1996 (the "Employment Agreement"), between Apple Computer, Inc. (the "Company") and you.

		This will confirm our agreement that the grant and award of performance shares pursuant to Section 4(b) of the Employment Agreement for fiscal years of the Company after the 1996 fiscal year shall be governed by the terms and provisions of the Apple Computer, Inc. Senior Officers Restricted Performance Share Plan (the "Performance Share Plan"). In the event of any conflict between the terms of the Performance Share Plan and the Employment Agreement with respect to awards of performance shares for fiscal years afterthe 1996 fiscal year, the terms of the Performance Share Plan shall govern. In addition, this letter will confirm our agreement that the definition of "Good Reason" in the Employment Agreement is hereby amended by adding at the end thereof the following:


"For purposes of clause (i), a meaningful and detrimental alteration shall exist if, on or after the Change in Control Date, without limitation, any of the following occurs: (A) at any time you do not hold the position of the senior most executive officer of the Company (or the surviving entity resulting from the merger or consolidation (through one or more related transactions) of the Company with another entity (the "Surviving Entity")); (B) at any time you do not hold the position of the senior most executive officer of any entity that beneficially owns a majority of the voting stock of the Company
(or the Surviving Entity) or that has the power to elect a majority of the Board (or the board of directors of the Surviving Entity) (the "Controlling Entity"); (C) at any time you do not report directly to the Board (or the board of directors of the Surviving Entity) and to the board of directors of any Controlling Entity; (D) at any time you do not have regular direct access to the Board (or the board of directors of the Surviving Entity) and to the board of directors of any Controlling Entity or (E) any similar adverse change on or after the Change in Control Date in your position, titles, responsibilities or reporting responsibilities."

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		This letter constitutes an amendment to your Employment
Agreement within the meaning of Section 10(a) of the Employment Agreement. Please indicate your agreement by signing the attached copy of this letter and returning to the undersigned on behalf of the Company.

APPLE COMPUTER, INC.


By: John B. Douglass III
Title: Senior Vice President, General Counsel and Secretary

ACCEPTED AND AGREED

/s/Dr. Gilber F. Amelio
Dr. Gilbert F. Amelio

May 19, 1997
Date
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